                                                                      EXHIBIT 25

                     ----------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                              ----------------

                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
           UNDER THE TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A
                  CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305 (b) (2)__

                              ----------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


      New York                                                    13-5375195
(State of Incorporation                                        (I.R.S. Employer
if not a U.S. national bank)                                 Identification No.)

One State Street, New York, New York                               10004
(Address of principal executive offices)                         (Zip code)


                       Barbara McCluskey,  Vice President
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                                 (212) 858-2000
           (Name, Address and Telephone Number of Agent for Service)

                                BEC GROUP, INC.
              (Exact name of obligor as specified in its charter)


         Delaware                                               13-3868804
(State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                              Identification No.)

    555 Theodore Fremd Avenue
         Rye, New York                                            10058
(Address of principal executive office)                         (Zip code)



                  8% CONVERTIBLE SUBORDINATED NOTES DUE 2002
                       (Title of Indenture Securities)

                      ---------------------------------

Item 1.  General information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department
              Two Rector Street
              New York, New York

              Federal Deposit Insurance Corporation
              Washington, D.C.

              Federal Reserve Bank of New York Second District
              33 Liberty Street
              New York, New York

         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.


Item 3.  Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

                            As of January 9, 1997


            Col. A                                          Col. B
        Title of class                                 Amount Outstanding



                                Not Applicable

Item 4.  Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture

                                Not Applicable

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.


Item 5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                Not Applicable

Item 6. Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                            As of January 9, 1997


    Col A              Col. B                 Col. C                 Col. D
 Name of Owner      Title of class         Amount owned        Percent of voting securities
                                           beneficially        represented by amount given in
                                                               Col. C

---------------     --------------         --------------       ------------------------------





                                 Not Applicable

Item 7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter:


                             As of January 9, 1997


    Col A              Col. B                 Col. C                 Col. D
 Name of Owner      Title of class         Amount owned        Percent of voting securities
                                           beneficially        represented by amount given in
                                                               Col. C

---------------     --------------         --------------       ------------------------------






                                 Not Applicable



Item 8.  Securities of the obligor owned or held by the trustee

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:


                            As of January 9, 1997




    Col A              Col. B                 Col. C                 Col. D
 Name of Owner      Title of class         Amount owned             Percent of voting securities
                                           beneficially or          represented by amount given in
                                           held as collateral       Col. C
                                           security for
                                           obligations in default

---------------     --------------         ----------------------   ------------------------------








                                 Not Applicable

Item 9.  Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                             As of January 9, 1997


    Col A              Col. B                 Col. C                 Col. D
 Name of Owner      Title of class         Amount owned             Percent of voting securities
                                           beneficially or          represented by amount given in
                                           held as collateral       Col. C
                                           security for
                                           obligations in default

---------------     --------------         ----------------------   ------------------------------





                                 Not Applicable


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or Securityholders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                             As of January 9, 1997



    Col A              Col. B                 Col. C                 Col. D
 Name of Owner      Title of class         Amount owned             Percent of voting securities
                                           beneficially or          represented by amount given in
                                           held as collateral       Col. C
                                           security for
                                           obligations in default

---------------     --------------         ----------------------   ------------------------------





                                 Not Applicable


Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such any of which are so owned or held by the trustee:

                             As of January 9, 1997

         Col. A                          Col. B                 Col. C
   Nature of Indebtedness            Amount Outstanding         Date Due

   -----------------------          -------------------         --------





                                 Not Applicable


Item 12. Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             As of January 9, 1997



         Col A                    Col. B                    Col. C                            Col. D
      Name of Owner           Title of class         Amount owned beneficially or      Percent of voting securities
                                                     held as collateral security       represented by amount given in
                                                     for obligations in default        Col. C

     ---------------          ---------------        ----------------------------      -------------------------------



                                 Not Applicable


Item 13. Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                               Not Applicable

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                 Not Applicable


Item 14. Affiliations with the Underwriters

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                 Not Applicable


Item 15. Foreign Trustees.

         Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                                 Not Applicable


Item 16. List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

         *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

         *2. A copy of the Certificate of Authority of the Trustee to Commence Business (Included in Exhibit I above).

         *3. A copy of the Authorization of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
                  Securities and Exchange Commission File No.
                  22-19146).

         *4. A copy of the existing By-Laws of the Trustee, as amended to date (See Exhibit 4 to Form T-1,
                  Securities and Exchange Commission File No.
                  22-19146).

         5. A copy of each Indenture referred to in Item 4, if the Obligor is in default. Not Applicable.

         6. The consent of the United States institutional trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.


                                      NOTE

   In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

   Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said Item are based on incomplete information.

   Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

   Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE



   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of January, 1997.




                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By:
                                       -------------------------------
                                       Barbara McCluskey
                                       Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE




   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of 8% Convertible Subordinated Notes due 2002 by BEC Group, Inc., we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




                                  IBJ SCHRODER BANK & TRUST COMPANY



                                  By:
                                           -----------------------------------
                                           Barbara McCluskey
                                           Vice President





Dated:   January 9, 1997

                                   SIGNATURE



   Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 9th day of November, 1997.




                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By:      /s/Barbara McCluskey
                                           ------------------------------------
                                           Barbara McCluskey
                                           Vice President

                                   EXHIBIT 6

                               CONSENT OF TRUSTEE



   Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of 8% Convertible Subordinated Notes due 2002 by BEC Group, Inc., we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.





                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By:      /s/Barbara McCluskey
                                           ------------------------------------
                                           Barbara McCluskey
                                           Vice President





Dated: January 9, 1997

                                   EXHIBIT 7


                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES


                        REPORT AS OF SEPTEMBER 30, 1996



                                                                                                       DOLLAR AMOUNTS
                                                                                                        IN THOUSANDS
                                                                                                      ----------------
                                                          ASSETS
                                                          ------

Cash and balance due from depository institutions:
    Noninterest-bearing balances and currency and coin    . . . . . . . . . . . . . . . . . . . . .   $       34,228
    Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      229,175

Securities:    Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      174,707
                     Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . .   $       36,168

Federal funds sold and securities purchased under
agreements to resell in domestic offices of the bank
and of its Edge and Agreement subsidiaries and in IBFs:
    Federal Funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       15,062
    Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-

Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . . . . . . . . . . .  $     1,780,278
    LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . .  $        56,976
    LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . . . . . .  $           -0-
    Loans and leases, net of unearned income, allowance, and reserve  . . . . . . . . . . . . . . .   $    1,723,302

Trading assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $          622

Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . . .   $        4,264

Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $          397

Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . . .   $           -0-

Customers' liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . .   $          105

Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-

Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      153,290


TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    2,371,320

                                  LIABILITIES


Deposits:
    In domestic offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      671,747
        Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    224,231
        Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    447,516

    In foreign offices, Edge and Agreement subsidiaries, and IBFs . . . . . . . . . . . . . . . . .   $      856,540
        Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     17,313
        Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $    839,227

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal Funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      430,500
    Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-

Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       50,000

Trading Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $          539

Other borrowed money:
    a) With a remaining maturity of one year or less  . . . . . . . . . . . . . . . . . . . . . . .   $       61,090
    b) With a remaining maturity of more than one year  . . . . . . . . . . . . . . . . . . . . . .   $        7,647

Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . . .   $           -0-

Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . .   $          105

Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-

Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       77,289


TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    2,155,457

Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-


                                                      EQUITY CAPITAL


Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $       29,649

Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . . . . . . . . . . .   $      217,008

Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      (30,795)

Net unrealized gains (losses) on available-for-sale securities  . . . . . . . . . . . . . . . . . .   $            1

Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . .   $           -0-


TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $      215,863

TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    2,371,320